EXHIBIT 10.6

                     AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 8th day of December, 1994 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation formerly known as "N-W Group, Inc." (the "Corporation"), and JOHN J. HURLEY (the "Executive").

                            Statement of Purpose

     The Corporation and the Executive entered into an Employment Agreement dated as of November 10, 1992 (the "Employment Agreement"). The Corpora-tion and the Executive desire to amend the Employment Agreement as herein-after set forth.

     NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the terms and provisions of this Agreement, the parties hereto agree as follows:

     4. Paragraph 1(a) of the Employment Agreement is hereby amended to read as follows:

     "The Corporation hereby employs the Executive, and the Executive hereby agrees to serve, as Vice Chairman of the Board of Direc-tors of the Corporation (the "Board"). The Executive shall be nominated for re-election to a new three-year term as a member of the Board at the Corporation's 1995 annual shareholders' meet-ing."

     5. The first sentence of Paragraph 1(b) of the Employment Agreement is hereby amended to read as follows:

     "In such capacity, the Executive agrees to perform such duties and exercise such powers commensurate with his office as may be vested in him by the Bylaws of the Corporation and to furnish to the Corporation such services of an advisory or consulting nature with respect to the Corporation's business and affairs as the Corporation may reasonably call upon him to furnish and as his health may permit."

     6. Paragraph 1(b)(1) of the Employment Agreement is hereby amended to read as follows:

     "(1)   [Intentionally omitted]"

     7. The second sentence of Paragraph 2(a) of the Employment Agreement is hereby amended to read as follows:

     "The term of the Executive's employment hereunder may be renewed on terms mutually acceptable to the Corporation

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     and the  Executive, unless written notice is given by either party to the other party not later than 30 days prior to the expiration of the initial term."

     8. Paragraph 2(b)(2) of the Employment Agreement is hereby amended to read as follows:

          "(2)   The Executive may terminate  his employment hereunder
     upon the Executive's "Total and Permanent Disability" (as defined in Paragraph 2(d) below)."

     9. Paragraph 2(c)(1) of the Employment Agreement is hereby amended to read as follows:

          "(1)   the Executive's resignation  from the office  of Vice
     Chairman of the Board without its prior consent for any reason other than the Executive's "Total and Permanent Disability";"

     10. Paragraph 2(e)(1) of the Employment Agreement is hereby amended to read as follows:

          "(1) except where such failure or change is specifically approved by the Executive (whether as a member of the Board or individually), failure to elect or reelect or to appoint or reappoint the Executive to the office of Vice Chairman of the Board, or any other material change by the Corporation of the Executive's functions, duties or responsibilities which would cause the ranking or level, dignity, responsibility, importance or scope of the Executive's position with the Corporation to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Paragraph 1 above; provided, however, that the Executive must first (i) provide the Board with written notice specifying the particular failure of the Corporation under this Paragraph 2(e)(1), and (ii) allow the Board 60 days from receipt of notice to cure such failure;"

     11. Paragraph 2(f)(2) of the Employment Agreement is hereby amended to read as follows:

          "(2) In the event that the Executive's employment hereunder is terminated prior to January 1, 1995 (i) by the Executive because of the Executive's "Total and Permanent Disability" pursuant to Paragraph 2(b)(2) above, (ii) because of the Execu-tive's death pursuant to Paragraph 2(b)(4) above or (iii) by the Executive for "Good Reason" pursuant to Paragraph 2(b)(3) above, then and in any such event, the Corporation shall also pay to the Executive a pro rata share of his Incentive Bonus

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     (less any prior payments thereof) under the  President's Incentive Bonus
     Plan described in Paragraph 3(b) below for the fiscal year of the Corporation in which such termination occurs, calculated under the assumption that the Corporation's "Operating Income" (as defined in such Plan) equals the "Operating Income" for the period from the first day of such fiscal year through the last day of the calendar month prior to such termination, multiplied by a fraction the numerator of which is 12 and the denominator of which is the number of full calendar months in such fiscal year prior to such termination."

     12. Paragraph 2(f)(4) of the Employment Agreement is hereby amended to read as follows:

          "(4) In the event that the Executive's employment hereunder is terminated by the Executive on account of the Executive's Total and Permanent Disability, then the Corporation shall pay to the Executive (or to the Executive's beneficiary) the sum of $250,000."

     13. Paragraph 2(f)(5) of the Employment Agreement is hereby amended to read as follows:

          "(5)   In  the  event  that  the Executive's  employment  is
     terminated upon expiration of the initial term on November 10, 1995, then:

               "(A) the Corporation shall pay to the Executive (or the Executive's beneficiary) the sum of $250,000 if the Executive then has a Total and Permanent Disability (as determined pursuant to Paragraph 2(d) above but with refer-ence to the ability of the Executive to perform the duties of Chief Executive Officer of the Corporation); or

               "(B) the Corporation shall pay to the Executive (or the Executive's beneficiary) the sum of $122,475.60 if (i) the Executive does not then have a Total and Permanent Disability (as determined pursuant to Paragraph 2(f)(5)(A) above) and (ii) the Executive is willing to negotiate an employment agreement with the Corporation on terms substan-tially similar to this Agreement (prior to amendment) but the Corporation does not desire to extend the Executive's employment with the Corporation on such terms; or

               "(C) the Corporation shall not be obligated to pay the Executive (or the Executive's beneficiary) any amount under this Paragraph 2(f)(5) if (i) the Executive does not then have a Total and Perma-

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          nent Disability (as determined pursuant to  Paragraph 2(f)(5)(A)
          above) and (ii) the Executive refuses to negotiate with the Corporation for an employment agreement with terms substantially similar to this Agreement (prior to amendment)."

     14. Paragraph 3(a) of the Employment Agreement is hereby amended to read as follows:

          "(a) Base Salary. The Corporation shall pay to the Execu-tive as a Base Salary an amount which, when combined with any payments received by the Executive under the Corporation's Long-Term Disability Plan, shall equal on an after tax basis an amount which is approximately equivalent to a Base Salary of $244,951.- 20, payable in accordance with the Corporation's normal payroll practices."

     15. Paragraph 3(b) of the Employment Agreement is hereby amended to read as follows:

          "(b) President's Incentive Bonus Plan. Through December 31, 1994, the Executive shall participate in the President's Incen-tive Bonus Plan, a copy of which is attached hereto as Exhibit A and hereby made a part hereof. Beginning on January 1, 1995, the Executive shall not participate in the President's Incentive Bonus Plan."

     16. The following new subparagraph (6) is hereby added to the end of Paragraph 2(f) of the Employment Agreement:

          "(6) In the event that the Executive's employment hereunder is terminated for any reason, then the Executive (and his depen-dents) shall be entitled to participate in the Corporation's Retiree Medical Plan, as amended from time to time, notwithstand-ing any otherwise applicable eligibility requirements of, or limitations on the term of participation in, the Corporation's Retiree Medical Plan."

     17. Paragraph 3(g) of the Employment Agreement shall be amended to read as follows:

     "(g) [Intentionally Omitted]"

     18. Paragraph 3(h) of the Employment Agreement shall be amended to read as follows:

     "(h) [Intentionally Omitted]"

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     19.  The Executive acknowledges and agrees that  no event has occurred prior to the date hereof which constitutes "Good Reason" (as defined in Paragraph 2(e) of the Employment Agreement), including without limitation a "Change in Control", as defined in Paragraph 2(e)(6) of the Employment Agreement), which would entitle the Executive to terminate his employment under the Employment Agreement and to be paid certain payments under Paragraph 2(f) of the Employment Agreement.

     20. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                              GLENAYRE TECHNOLOGIES, INC.

                              By:   s/C. H. Bailey

                              Title:  Vice Chairman



                                 s/John J. Hurley
                              John J. Hurley


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